Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contact:
Alicia Davis
(248) 447-1781

Lear Reports Fourth Quarter and Full Year 2019 Results

SOUTHFIELD, Mich., January 28, 2020 — Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the fourth quarter and full year 2019. Highlights include:

Fourth Quarter 2019

•	Sales of $4.8 billion, compared to $4.9 billion in the fourth quarter of 2018

•	Net income of $126 million and adjusted net income of $161 million, compared to $212 million and $261 million, respectively, in the prior year

•	Core operating earnings of $241 million, compared to $389 million in the fourth quarter of 2018

•	Earnings per share of $2.50 and adjusted earnings per share of $2.64, compared to $3.39 and $4.05, respectively, in the fourth quarter of 2018

•	Net cash provided by operating activities of $485 million and free cash flow of $291 million

Full Year 2019

•	Sales of $19.8 billion, compared to $21.1 billion for the full year 2018

•	Net income of $754 million and adjusted net income of $866 million, compared to $1,150 million and $1,205 million, respectively, in the prior year

•	Core operating earnings of $1,309 million, compared to $1,749 million for the full year 2018

•	Earnings per share of $12.75 and adjusted earnings per share of $13.99, compared to $17.22 and $18.22, respectively, for the full year 2018

•	Net cash provided by operating activities of $1.3 billion and free cash flow of $680 million

“Lear delivered solid financial results in 2019, considering the challenging macroeconomic and industry environment. Our financial results were affected by a 6% decline in industry production, an extended labor strike at our largest customer, and the weakening of global currencies against the U.S. dollar,” said Ray Scott, Lear’s President and Chief Executive Officer. “During 2019, we launched over $1 billion in new business, maintained our focus on operational excellence, and improved efficiencies. Though the environment remains challenging, we are confident in our ability to deliver profitable growth, generate strong cash flow, and increase long-term shareholder value.”

(more)

Fourth Quarter Financial Results

(in millions, except per share amounts)

	2019	2018
Reported
Sales	$4,817.6	$4,942.4
Net income	$126.0	$212.2
Earnings per share	$2.50	$3.39
Adjusted (1)
Core operating earnings	$241.1	$389.1
Adjusted net income	$160.7	$261.3
Adjusted earnings per share	$2.64	$4.05

Reported and adjusted financial results for both the fourth quarter and full year 2019 were significantly impacted by an extended labor strike at our largest customer.

Sales in the fourth quarter decreased 3% to $4.8 billion. Excluding the impact of foreign exchange and acquisitions, sales were down 1%, reflecting lower production on Lear platforms, partially offset by the addition of new business and the Xevo acquisition.

Core operating earnings were $241 million, or 5.0% of sales, compared to $389 million, or 7.9% of sales, in 2018. In the Seating segment, margins and adjusted margins were 4.0% and 5.9% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 6.6% and 7.7% of sales, respectively.

Earnings per share were $2.50. Adjusted earnings per share were $2.64 per share, down from $4.05 per share in 2018, reflecting lower operating earnings, partially offset by a reduced share count.

In the fourth quarter of 2019, net cash provided by operating activities was $485 million, and free cash flow (1) was $291 million.

Full Year Financial Results

(in millions, except per share amounts)

	2019	2018
Reported
Sales	$19,810.3	$21,148.5
Net income	$753.6	$1,149.8
Earnings per share	$12.75	$17.22
Adjusted (1)
Core operating earnings	$1,309.1	$1,749.3
Adjusted net income	$866.4	$1,205.4
Adjusted earnings per share	$13.99	$18.22

Sales for the full year decreased 6% to $19.8 billion. Excluding the impact of foreign exchange and acquisitions, sales were down 3%, reflecting lower production on Lear platforms, partially offset by the addition of new business in both of our product segments.

Core operating earnings were $1,309 million, or 6.6% of sales, compared to $1,749 million, or 8.3% of sales, in 2018. In the Seating segment, margins and adjusted margins were 6.4% and 7.5% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 7.8% and 8.7% of sales, respectively.

Earnings per share were $12.75. Adjusted earnings per share were $13.99, down from $18.22 per share in 2018, reflecting lower operating earnings, partially offset by a reduced share count.

For the full year of 2019, net cash provided by operating activities was $1,284 million, and free cash flow (1) was $680 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the fourth quarter of 2019, we repurchased 215,200 shares of our common stock for a total of $25 million. As of the end of the fourth quarter, we had a remaining share repurchase authorization of approximately $1.2 billion, which expires on December 31, 2021, and reflects approximately 15% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 51.2 million shares of our common stock for a total of $4.6 billion at an average price of $89.83 per share. This represents a reduction of approximately 49% of our shares outstanding since the time we began the program.

Full Year 2020 Financial Outlook

Below is our full year 2020 financial outlook.

Outlook
Net Sales	$19.4 - $20.2 billion
Core Operating Earnings	$1,210 - $1,340 million
Adjusted EBITDA	$1,740 - $1,870 million
Interest Expense	≈$100 million
Other Expense	≈$35 million
Equity Earnings	≈$20 million
Effective Tax Rate	≈22%
Non-Controlling Interest	≈$75 million
Adjusted Net Income	$780 - $880 million
Restructuring Costs	≈$100 million
Capital Spending	≈$600 million
Free Cash Flow	$600 - $700 million

The industry volume assumptions underlying Lear’s 2020 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.11/Euro and 7.00 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

2020-2022 Sales Backlog

The consolidated three-year backlog is $2.7 billion and will drive continued global revenue growth and sales diversification. E-Systems represents approximately 33% of the backlog, reflecting market share gains as well as accelerating growth aligned with emerging industry trends, especially vehicle electrification and connectivity.

Fourth Quarter and Full Year 2019 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s fourth quarter and full year 2019 financial results and related matters on January 28, 2020, at 8:30 a.m. EST. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with Conference I.D. 4367965. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share available to Lear common stockholders, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices, the impact of restructuring actions and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #147 on the Fortune 500. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2019	December 31, 2018
Net sales	$4,817.6	$4,942.4
Cost of sales	4,490.8	4,419.9
Selling, general and administrative expenses	157.7	150.3
Amortization of intangible assets	17.0	12.5
Interest expense	22.6	21.3
Other (income) expense, net	(3.3)	20.3

Consolidated income before income taxes and equity in net income of affiliates	132.8	318.1
Income taxes	(3.8)	78.9
Equity in net income of affiliates	(7.4)	(3.6)

Consolidated net income	144.0	242.8
Net income attributable to noncontrolling interests	18.0	30.6

Net income attributable to Lear	$126.0	$212.2

Diluted net income per share available to Lear common stockholders	$2.50	$3.39

Weighted average number of diluted shares outstanding	60.9	64.6

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2019	December 31, 2018
Net sales	$19,810.3	$21,148.5
Cost of sales	18,072.8	18,830.2
Selling, general and administrative expenses	605.0	612.8
Amortization of intangible assets	62.3	51.4
Interest expense	92.0	84.1
Other expense, net	24.6	31.6

Consolidated income before income taxes and equity in net income of affiliates	953.6	1,538.4
Income taxes	146.1	311.9
Equity in net income of affiliates	(23.2)	(20.2)

Consolidated net income	830.7	1,246.7
Net income attributable to noncontrolling interests	77.1	96.9

Net income attributable to Lear	$753.6	$1,149.8

Diluted net income per share available to Lear common stockholders	$12.75	$17.22

Weighted average number of diluted shares outstanding	61.9	66.2

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2019	2018
ASSETS
Current:
Cash and cash equivalents	$1,487.7	$1,493.2
Accounts receivable	2,982.6	2,880.3
Inventories	1,258.2	1,196.8
Other	678.2	710.2

	6,406.7	6,280.5

Long-Term:
PP&E, net	2,704.2	2,598.1
Goodwill	1,614.3	1,405.3
Other	1,955.5	1,316.8

	6,274.0	5,320.2

Total Assets	$12,680.7	$11,600.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$19.2	$9.9
Accounts payable and drafts	2,821.7	2,862.8
Accrued liabilities	1,811.2	1,615.0
Current portion of long-term debt	14.1	12.9

	4,666.2	4,500.6

Long-Term:
Long-term debt	2,293.7	1,941.0
Other	1,101.3	640.4

	3,395.0	2,581.4

Redeemable noncontrolling interest	118.4	158.1
Equity	4,501.1	4,360.6

Total Liabilities and Equity	$12,680.7	$11,600.7

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31,	December 31,
	2019	2018
Net Sales
North America	$1,740.0	$1,841.4
Europe and Africa	1,827.8	1,960.4
Asia	1,066.5	987.0
South America	183.3	153.6

Total	$4,817.6	$4,942.4

Content per Vehicle [1]
North America	$449	$440
Europe and Africa	$342	$352

Free Cash Flow [2]
Net cash provided by operating activities	$485.0	$758.2
Capital expenditures	(193.8)	(184.3)

Free cash flow	$291.2	$573.9

Depreciation and Amortization	$129.5	$122.6

Core Operating Earnings [2]
Net income attributable to Lear	$126.0	$212.2
Interest expense	22.6	21.3
Other (income) expense, net	(3.3)	20.3
Income taxes	(3.8)	78.9
Equity in net income of affiliates	(7.4)	(3.6)
Net income attributable to noncontrolling interests	18.0	30.6
Restructuring costs and other special items—
Costs related to restructuring actions	72.7	44.3
Acquisition costs	—	0.1
Favorable tax ruling in a foreign jurisdiction	0.1	(15.8)
Other	16.2	0.8

Core operating earnings	$241.1	$389.1

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$152.5	$218.7
Redeemable noncontrolling interest	(26.5)	(6.5)

Net income attributable to Lear	126.0	212.2
Restructuring costs and other special items—
Costs related to restructuring actions	62.1	44.6
Acquisition costs	—	0.1
Pension settlement loss	—	5.4
Favorable tax ruling in a foreign jurisdiction	—	(15.8)
Loss related to affiliate	5.0	6.0
Other	13.9	6.3
Tax impact of special items and other net tax adjustments [3]	(46.3)	2.5

Adjusted net income attributable to Lear	$160.7	$261.3

Weighted average number of diluted shares outstanding	60.9	64.6

Diluted net income per share available to Lear common stockholders	$2.50	$3.39

Adjusted earnings per share	$2.64	$4.05

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
Net Sales
North America	$7,365.5	$7,660.6
Europe and Africa	7,785.5	8,726.9
Asia	3,968.3	4,040.0
South America	691.0	721.0

Total	$19,810.3	$21,148.5

Content per Vehicle [1]
North America	$452	$452
Europe and Africa	$359	$385

Free Cash Flow [2]
Net cash provided by operating activities	$1,284.3	$1,779.8
Capital expenditures	(603.9)	(677.0)

Free cash flow	$680.4	$1,102.8

Depreciation and Amortization	$509.9	$484.4

Diluted Shares Outstanding at end of Quarter [3]	60,947,545	63,739,109

Core Operating Earnings [2]
Net income attributable to Lear	$753.6	$1,149.8
Interest expense	92.0	84.1
Other expense, net	24.6	31.6
Income taxes	146.1	311.9
Equity in net income of affiliates	(23.2)	(20.2)
Net income attributable to noncontrolling interests	77.1	96.9
Restructuring costs and other special items—
Costs related to restructuring actions	196.3	104.0
Acquisition costs	1.6	0.5
Litigation	1.1	(16.8)
Favorable tax ruling in a foreign jurisdiction	(0.9)	(15.8)
Loss related to affiliate	—	1.2
Other	40.8	22.1

Core operating earnings	$1,309.1	$1,749.3

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$789.5	$1,139.4
Redeemable noncontrolling interest	(35.9)	10.4

Net income attributable to Lear	753.6	1,149.8
Restructuring costs and other special items—
Costs related to restructuring actions	189.7	104.3
Acquisition costs	1.6	0.5
Pension settlement loss	—	5.4
Litigation	1.1	(17.1)
Favorable tax ruling in a foreign jurisdiction	(1.6)	(15.8)
Loss on extinguishment of debt	10.6	—
Gain related to affiliate, net	(0.6)	(1.1)
Other	33.7	28.5
Tax impact of special items and other net tax adjustments [4]	(121.7)	(49.1)

Adjusted net income attributable to Lear	$866.4	$1,205.4

Weighted average number of diluted shares outstanding	61.9	66.2

Diluted net income per share available to Lear common stockholders	$12.75	$17.22

Adjusted earnings per share	$13.99	$18.22

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]	Calculated using stock price at end of quarter.

[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	December 31,	December 31,
	2019	2018
Adjusted Segment Earnings

Seating
Net sales	$3,629.1	$3,734.3

Segment earnings	$144.2	$281.8
Costs related to restructuring actions	59.0	26.8
Favorable tax ruling in a foreign jurisdiction	—	(11.5)
Other	9.5	2.3

Adjusted segment earnings	$212.7	$299.4

Adjusted segment margins	5.9%	8.0%

E-Systems
Net sales	$1,188.5	$1,208.1

Segment earnings	$79.0	$124.2
Costs related to restructuring actions	12.6	15.4
Favorable tax ruling in a foreign jurisdiction	0.1	(4.3)
Other	0.2	0.7

Adjusted segment earnings	$91.9	$136.0

Adjusted segment margins	7.7%	11.3%

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
Adjusted Segment Earnings
Seating
Net sales	$15,097.2	$16,021.9

Segment earnings	$961.2	$1,263.6
Costs related to restructuring actions	153.6	73.2
Litigation	1.1	(3.5)
Favorable tax ruling in a foreign jurisdiction	(1.1)	(11.5)
Other	13.2	6.2

Adjusted segment earnings	$1,128.0	$1,328.0

Adjusted segment margins	7.5%	8.3%

E-Systems
Net sales	$4,713.1	$5,126.6

Segment earnings	$366.3	$628.5
Costs related to restructuring actions	40.6	26.0
Litigation	—	(1.1)
Favorable tax ruling in a foreign jurisdiction	0.2	(4.3)
Loss related to affiliate	—	1.2
Other	3.7	12.1

Adjusted segment earnings	$410.8	$662.4

Adjusted segment margins	8.7%	12.9%